AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999
                                                      Registration No. 333-06467
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                                 WESBANCO, INC.
             (Exact name of registrant as specified in its Charter)

        WEST VIRGINIA                  6711                    55-0571723
 (State of incorporation) (Primary Standard Industrial  (I.R.S. Employer ID No.)
                            Classification Code No.)

                                  1 BANK PLAZA
                               WHEELING, WV 26003
                                 (304) 234-9000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                EDWARD M. GEORGE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 WESBANCO, INC.
                                  1 BANK PLAZA
                               WHEELING, WV 26003
                                 (304) 234-9202
                   (Name and Address, including Zip Code, and
          Telephone Number, including Area Code, of Agent for Service)
                                -----------------

                                 With Copies To:

       JAMES C. GARDILL, ESQUIRE                    J. ROBERT VAN KIRK, ESQUIRE
    PHILLIPS, GARDILL, KAISER & ALTMEYER             KIRKPATRICK & LOCKHART LLP
          61 - 14TH STREET                             1500 OLIVER BUILDING
          WHEELING, WV 26003                           PITTSBURGH, PA 15222
            (304) 232-6810                                (412) 355-6480

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. \X\

      If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. \ \

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. \ \

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Number of the earlier effective Registration Statement for the same offering. \ \

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. \ \

                         CALCULATION OF REGISTRATION FEE
================================================================================

       TITLE OF           ADDITIONAL      PROPOSED      PROPOSED      AMOUNT OF
EACH CLASS OF SECURITIES   SHARES         MAXIMUM        MAXIMUM     ADDITIONAL
   TO BE REGISTERED        TO BE        OFFERING PRICE  AGGREGATE   REGISTRATION
                          REGISTERED(1)  PER UNIT(2)    OFFERING        FEE
                                                          PRICE
================================================================================

Common Stock
($2.0833 par value)      550,000 shares   $26.875      $14,781,250.00  $4,109.19
par value)                  shares
================================================================================
      (1) Wesbanco, Inc. registered 150,000 shares of Common Stock on June 20, 1996 and paid an initial registration fee of $1,383.62.
      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low reported sales price of the Registrant's common stock on the Nasdaq Stock Market on September 14, 1999.

                                   PROSPECTUS
                                 WESBANCO, INC.
                           DIVIDEND REINVESTMENT PLAN
               700,000 SHARES OF COMMON STOCK ($2.0833 PAR VALUE)

      This Prospectus relates to 700,000 shares of Common Stock, par value $2.0833 (the "Common Stock") of Wesbanco, Inc. (the "Corporation") registered for purchase under the Wesbanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Corporation is registering 700,000 shares for issuance pursuant to the Plan. The Plan provides each holder of Common Stock with a simple and convenient method of purchasing additional shares without payment of any brokerage commission, service charge or other similar expense. A participant in the plan may elect to reinvest dividends on all or a portion of his or her shares of Common Stock. A participant may withdraw from the Plan at any time.

      The purchase price of shares purchased by a participant in the Plan with reinvested dividends on any Investment Date (as hereinafter defined) will be the weighted average price of all such shares purchased pursuant to the Plan that month, computed to three decimal places. The Corporation may, in its discretion, as to reinvested dividends on the shares of Common Stock, and optional cash payments, direct the purchase of authorized but unissued shares, or treasury shares, of Common Stock directly from the Corporation or direct the purchase of shares in market transactions. Market transactions may be conducted in the over-the-counter market or may be negotiated transactions and on such terms as price, delivery and otherwise as the Plan Administrator may determine. To the extent shares of Common Stock are purchased directly from the Corporation, the Corporation will receive additional funds for general corporate purposes. Market transactions will provide no new funds to the Corporation.

      Each participant should recognize that neither the Corporation nor the Plan Administrator (as defined in the answer to Question 2 below) can provide any assurance that shares purchased under the Plan will, at any time, be worth more or less than their purchase price.

      The Plan does not represent a change in the dividend policy of the Corporation, which will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends as declared by check or direct deposit in the usual manner. It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Prospectus is September 17, 1999.

                              AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, NY 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can be obtained from the Public Reference Section of the commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates. In addition, registration statements and certain other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web, located at http://www.sec.gov. The Common Stock is listed on the Nasdaq National Market. Reports and other information concerning the Corporation can be inspected and copied at the following office location: The Nasdaq Stock Market, 1735 K Street NW, Washington, D.C., 20006-1500.

      This Prospectus does not contain all of the information in the Registration Statement on Form S-3 filed with the Commission of which this Prospectus is a part. Certain portions of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

      The Corporation will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request by such person, a copy of any or all documents incorporated herein by reference (other than certain exhibits to such documents). Written requests should be directed to Larry G. Johnson, Secretary, Wesbanco, Inc., One Bank Plaza, Wheeling, WV, 26003. Telephone requests may be directed to the Corporation at (304) 234-9201.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH THIS PROSPECTUS RELATES IN ANY
JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. IN THAT CONNECTION, REFERENCE IS MADE TO THE SECTION OF THIS PROSPECTUS CAPTIONED "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                TABLE OF CONTENTS

                                                                            PAGE

The Corporation...........................................................     4
The Plan..................................................................     4
Description of the Plan...................................................     4
     What Is the Purpose of the Plan?.....................................     4
     Who Administers the Plan?............................................     4
     Who Is Eligible to Participate in the Plan?..........................     5
     When May, and How Does, an Eligible Stockholder Participate?.........     5
     When Will Purchases of Shares Be Made?...............................     5
     What Are the Investment Options?.....................................     6
     What Are the Limits and Procedures on Voluntary Cash Payments?.......     6
     What Will Be the Price of the Stock?.................................     6
     How Many Shares of Common Stock Will Be Credited to
        Participants?.....................................................     6
     Are There Any Fees or Expenses Incurred By Participants In
        the Plan?.........................................................     6
     Will Certificates Be Issued for Common Stock Purchased?..............     7
     In Whose Name Will Certificates Be Registered When Issued to
        Participants?.....................................................     7
     How Does a Participant Withdraw From the Plan?.......................     7
     What Happens When a Portion of a Participant's Stock Is Sold
        or Transferred?...................................................     8
     What Happens If Wesbanco issues a Stock Dividend, Declares a
        Stock Split, or Has a Rights Offering?............................     8
     How Will a Participant's Stock Be Voted at Meetings of
        Shareholders......................................................     8
     What Reports Will Be Sent to Participants in the Plan?...............     8
     Who Interprets and Regulates the Plan?...............................     8
     May the Plan Be Modified or Terminated?..............................     8
     What is the Tax Status of Reinvested Cash Dividends and Shares of
        Stock Acquired Through the Plan?..................................     8
Use of Proceeds...........................................................     9
Experts...................................................................     9
Legal Opinion.............................................................     9
Indemnification...........................................................    10
Incorporation of Certain Documents by Reference...........................    10

                                 THE CORPORATION

     Wesbanco,  Inc.  (the   "Corporation")  is  a  multi-bank  holding  company
chartered under the laws of the State of West Virginia. It has four banking subsidiaries located in Wheeling, Fairmont, Parkersburg, and Charleston in West Virginia, with offices in West Virginia and Ohio. On a consolidated basis, at June 30, 1999, the Corporation had total assets of approximately $2.2 billion; net loans of approximately $1.4 billion; deposits of approximately $1.8 billion; and shareholders' equity of approximately $285 million. As of June 30, 1999, the Corporation had approximately 6,000 shareholders and approximately 21,000,000 shares outstanding. The principal executive office of the Corporation is located at One Bank Plaza, Wheeling, WV 26003. Its telephone number is (304) 234-9000. Additional information concerning the Corporation and its business activities is contained in the incorporation documents to which reference is hereby made.

     The following, in a question and answer format, are the provisions of the Wesbanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Those holders of the Corporation's common stock who do not participate in this Plan will continue to receive cash dividends, if and when declared.

                                    THE PLAN

     The Plan described herein provides holders of record of Wesbanco Common Stock ("Common Stock") with a simple and convenient method of investing all or part of their cash dividends and voluntary cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. The Plan will be administered by Fifth Third Bank (the "Administrator"). Previously, the Plan was administered by American Stock Transfer & Trust Company.

     The price per share will be the weighted average price of all shares purchased pursuant to the Plan that month computed to three decimal places. Shares will be purchased by the Administrator with the proceeds of any single dividend together with all voluntary cash payments being concurrently applied by the Administrator during the month in which the purchase is made. See "DESCRIPTION OF THE PLAN - 8. WHAT WILL BE THE PRICE OF THE STOCK?" The Plan does not constitute a guarantee of future dividends, which will depend on earnings, financial requirements and other factors.

                             DESCRIPTION OF THE PLAN

     The Plan,   approved by the Corporation's  Board of Directors,  consists of the following numbered questions and answers:

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of Common Stock with a simple and convenient method of investing all or part of their cash dividends and voluntary cash payments in additional Common Stock without payment of any direct brokerage commission or service charge. The Plan may purchase shares in the open market or negotiated transactions, or may purchase treasury shares or newly issued shares directly from the Corporation. Open market purchases may either be made by the Administrator, or an independent unaffiliated agent of the Corporation (the "agent") (See "6. WHAT ARE THE INVESTMENT OPTIONS?").

2.   WHO ADMINISTERS THE PLAN?

     Fifth Third Bank, the Administrator, administers the Plan for participants, makes purchases of shares of Common Stock for the participants and handles all communications concerning the Plan, and also performs all other administrative functions such as record-keeping, preparation of statements of account for participants, and other clerical duties. The Administrator may also appoint a third-party agent to make purchases of shares of Common Stock on behalf of the Plan. In accordance with each stockholder's authorization, the Administrator will:

            (a) Apply all or part of the cash dividends on the shares of Common Stock held by the participant, and on any shares acquired by the participant under the Plan, to purchase shares of Common Stock for such participant, and/or

            (b) Apply all voluntary cash payments of $10 to $5,000 per quarter received from the participant, who is a holder of one or more shares of Common Stock, together with cash dividends on shares acquired for such participant under the Plan, to the purchase of shares of Common Stock for the participant's account.

     The number of shares that will be purchased for a participant's account will depend on the amount of any dividends, and/or voluntary cash payments, and the applicable purchase price of the Common Stock. Your account will be credited with the number of shares (including any fractional share computed to three decimal places) that results from dividing the amount of your dividends and/or voluntary cash payments by the weighted average price of the shares purchased for all participants. The amount of your dividends for purposes of this computation will include cash dividends payable on all shares which you have elected to have participate in the Plan, and shares in your Plan account.

     The Administrator shall not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claims for liability (1) arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased for participant accounts, and the times when such purchases are made. All correspondence regarding the Plan should refer to Wesbanco, and be addressed to Wesbanco Dividend Reinvestment Plan, c/o Corporate Trust Services, P.O. Box 631444, Cincinnati, Ohio 45263-1444, Phone: (800) 837-2755 or (513)
579-5320.

3.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any holder of record of Common Stock is eligible to participate in the Plan. Beneficial owners of stock whose shares are held in registered names other than their own, such as trustees, bank nominees, or brokers, must arrange for the holder of record to participate in the Plan or have the shares transferred to their own name before enrolling in the Plan. The Corporation reserves the right to exclude participation by shareholders who reside in jurisdictions, other than West Virginia, having laws or regulations that impose conditions that the Corporation finds unacceptable to its making the Plan available in such jurisdictions or who fail to provide documentation acceptable to the Corporation of their state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders who live in some states other than West Virginia or in countries other than the United States. A holder of record who wishes to participate in the Plan must certify the holder's state or country (if other than the United States) of residence in the Authorization Form and undertake to notify the Administrator if such state or country of residence changes. Upon receipt of the Authorization Form, the Administrator will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the holder resides.

4.   WHEN MAY, AND HOW DOES, AN ELIGIBLE STOCKHOLDER PARTICIPATE?

     Any eligible shareholder may join the Plan at any time by completing the Authorization Form and returning it to the Administrator.

5.   WHEN WILL PURCHASES OF SHARES BE MADE?

     The date on which dividends and voluntary cash payments will begin to be invested (the "Investment Date") will be the payment date of the quarterly dividend of the Corporation. Dividend payment dates for Common Stock are expected to be the 1st day of each January, April, July and October.

     For the purpose of making purchases, the Administrator will commingle each participant's funds with those of other holders of Common Stock who are participants in the Plan. The Administrator will make every effort to invest dividends and voluntary cash payments promptly, beginning on each Investment Date and in no event later than thirty (30) days from such date, except where delay is necessary or appropriate under any applicable federal securities laws. No interest will be paid on funds held by the Administrator prior to investment. All voluntary cash payments (as above limited) shall be invested within thirty
(30) days of such date or returned to the participant if insufficient stock is available.

     Any voluntary cash payment will be refunded if the participant's written request for a refund is received by the Administrator not less than 48 hours before the next succeeding Investment Date.

     Authorization Forms for the reinvestment of dividends received by the Administrator on or prior to the record date for a dividend payment will cause dividends to begin to be reinvested with that dividend payment.

6.   WHAT ARE THE INVESTMENT OPTIONS?

     The Authorization Form provides for the purchase of additional Common Stock through the following investment options:

            OPTION 1. Reinvest dividends on all of the shares of Common Stock registered in shareholder's name.

            OPTION 2. Reinvest dividends on part of the shares of Common Stock registered in shareholder's name.

            OPTION 3. Invest voluntary cash payments participants may choose to make of not less than $10 nor more than $5,000 per quarter.

      Under all options, dividends on all shares credited to the participant's account and held by the Plan Administrator shall be automatically reinvested.

7.   WHAT ARE THE LIMITS AND PROCEDURES ON VOLUNTARY CASH PAYMENTS?

     Voluntary cash payments are limited to a minimum of $10 and a maximum of $5,000 per quarter. No interest will be paid on voluntary cash payments held by the Administrator prior to their investment. No such payments may be made prior to the record date of the next quarterly dividend, nor subsequent to the payment date for such quarterly dividend.

     Participants may also make optional investments by quarterly electronic funds transfer. A participant may instruct the Administrator to arrange for automatic deductions once a quarter from a participant's designated account at a qualified institution by requesting an Automatic Debit Authorization Form from the Administrator. Automatic debits must be at least $10 per investment and cannot exceed $5,000 per quarter. The participant's designated account will be debited on or about the last business day prior to the quarterly Investment Date. Automatic Debit Authorization forms to initiate automatic debits received after the first day of the quarter will be processed the following quarter.

8.   WHAT WILL BE THE PRICE OF THE STOCK?

     Shares of Common Stock may be purchased in the over-the-counter market, in negotiated transactions, or directly from the Corporation, and may be subject to such terms and conditions with respect to price, delivery, etc., as the Administrator may require. Neither the Corporation nor any shareholder shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. The price per share purchased for each participant's account in any month shall be the weighted average price of all such shares purchased that month, computed to three decimal places. Open market purchases may be made on such terms as to price, delivery or otherwise as the Administrator or, if any agent has been appointed by the Administrator, as the agent may determine. The purchase price of shares of Common Stock purchased from the Corporation shall be an amount equal to the average of the closing bid and ask price as reported on the Nasdaq Stock Market on the five business days preceding each Investment Date. See "20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?"

9.   HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO PARTICIPANTS?

     Each participant's account will be credited with that number of shares of Common Stock equal to the amounts to be invested on behalf of the participant divided by the applicable purchase price computed to three decimal places. In the case of foreign shareholders, and those shareholders subject to backup withholding, any amounts required to be withheld for tax purposes will be deducted prior to reinvestment.

10.  ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

     A participant will incur no brokerage commissions or service charges for purchases made under the Plan. Certain charges as described in the answer to Question 13 may be incurred upon withdrawal from the Plan or upon termination of the Plan.

11.  WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED?

     Common Stock purchased under the Plan will be held by the Administrator and registered in the name of the nominee of the Administrator as agent for participants in the Plan. Certificates for shares of such stock will not be issued to participants unless and until requested. The number of shares credited to an account under the Plan will be shown on the participant's periodic statement of account. Neither the Administrator nor its nominee will have any responsibility for the value per share of the stock after it is purchased.

     Certificates for any number of whole shares credited to an account under the Plan will be issued without charge to a participant after receipt of a written request from a participant who wishes to remain in the Plan. This request should be mailed to the Plan Administrator. Any remaining shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. Participants may also deposit Common Stock certificates registered in their names for credit as Common Stock held in their account under the Plan ("credited"). There is no charge for such deposits. Because you bear the risk of loss in sending stock certificates to the Administrator, it is recommended that your certificates be sent by registered mail, return receipt requested, and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon your request or upon termination of your participation, new differently numbered certificates will be issued.

     When a certificate is issued by the Administrator in the name of a participant in the Plan, the automatic dividend reinvestment feature of the Plan with respect to the shares of Common Stock represented by such certificates will continue only if the reinvestment of dividends on all shares has been elected on the Authorization Form or if the participant authorizes the reinvestment of the dividends on the shares represented by that certificate by submitting a new Authorization Form.

     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

     Certificates for fractions of shares will not be issued under any circumstances. In the event a participant elects to terminate participation in the Plan, any fractional share will be distributed through a cash payment based on the open market price of the Corporation's stock determined on the Nasdaq Stock Market for the Friday next following the day the withdrawal request is received.

12.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

     Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for shares of Common Stock will be similarly registered when issued to participants.

13.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time by notifying the Plan Administrator in writing. To be effective on any given dividend payment date, the notice must be received by the Plan Administrator before the record date for that payment. In the event of withdrawal, or in the event of termination of the Plan, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be delivered to the participant. Any fractional share credited to the participant's account will be distributed by the Administrator through a cash payment based on the open market price of the Common Stock determined on the Nasdaq Stock Market for the Friday next following the day the withdrawal request is received.

     Alternatively, a participant may request the Administrator to sell all shares, or part of the shares credited to the participant's account under the Plan. In that case, the sale will be made as promptly as practicable after receipt by the Administrator of the request. If a participant elects to sell all full shares credited to the participant's account, any remaining fractional shares will automatically be distributed as an additional cash payment as above described. The participant will receive the proceeds of the sale less any related brokerage commissions, and deductions for backup withholding, if applicable.

14.  WHAT   HAPPENS  WHEN  A   PORTION   OF A  PARTICIPANT'S  STOCK  IS  SOLD OR
     TRANSFERRED?

     If a  participant   disposes of a part of the Common  Stock  registered  in
participant's name, dividends on the remaining shares, to the extent authorized, including all shares credited under the Plan, will continue to be reinvested.

15. WHAT HAPPENS IF WESBANCO ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

     Any shares of Common Stock distributed by the Corporation as a stock dividend on shares of Common Stock credited to an account under the Plan, or upon any split of such stock, will be credited to the account. Stock dividends or splits distributed on all other shares held by a participant and registered in a participant's own name will be mailed directly to the participant. In the event that the Corporation makes available to its holders of Common Stock rights to subscribe to additional shares, debentures, or other securities, the shares credited to an account under the Plan will be added to other shares held by the participant in calculating the number of rights to be issued to such participant.

16.  HOW WILL A PARTICIPANT'S STOCK BE VOTED AT MEETINGS OF SHAREHOLDERS?

     Each participant will have the sole right to vote shares purchased for such participant which are held by the Administrator under the Plan on the record date for a vote. Participants under the Plan who are registered holders of Common Stock will receive only one proxy which will include any shares credited to an account under the Plan.

17.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     A statement describing any dividends invested, the number of shares of Common Stock purchased, the price per share, and the total shares of Common Stock accumulated under the Plan will be mailed to each participant by the Plan Administrator as soon as practicable after completion of each investment for a participant's account. Dividends paid on the accumulated shares, and fees and brokerage commissions paid on each participant's behalf by the Corporation, will be included in the Form 1099 DIV information return to the Internal Revenue Service. A separate Form 1099 DIV will be sent for each class of stock covered in the Plan. Presently, only Common Stock is covered by the Plan.

     In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

18.  WHO INTERPRETS AND REGULATES THE PLAN?

     The  Administrator  interprets   the  Plan.  The  terms,  conditions,   and
operations of the Plan are governed by the laws of the State of West Virginia.

19.  MAY THE PLAN BE MODIFIED OR TERMINATED?

     The Administrator and Wesbanco may agree from time to time to amendments and modifications of the Plan.

     The Administrator, for whatever reason, at any time as it may determine in its sole discretion, may terminate a participant's participation in the Plan (and will terminate the Plan upon request by Wesbanco) after mailing a notice of intention to terminate to the participant affected at the address appearing on the Administrator's records. Upon termination, participants will receive a check for the cash value of any fractional share and certificates for the full shares of Common Stock in the participant's account unless the sale of all or part of such shares is requested by the participant. Such sale will be made as set forth in answer to Question 13 with respect to withdrawal from the Plan.

20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?

     ACQUISITION OF COMMON STOCK UNDER THE PLAN: For Federal Income Tax purposes, participants who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to dividends on their shares. Participants will be treated as having received on each dividend payment date, the full amount of the cash dividends for that dividend payment date, even though the dividends are not actually received in cash but instead are applied to the purchase of shares for their accounts.

     Each   participant's tax basis in the shares of Common Stock purchased will be equal to the amount of the cash dividends applied to the purchases of such shares.

     The Internal Revenue Service has ruled that brokerage commissions and service charges paid by a corporation on a participant's behalf in connection with stock purchased in the open market, as under this Plan, will be treated as distributions subject to Federal Income Tax in the same manner as dividends. However, these rulings further provide that the amount paid to cover service charges may be deductible by a participant who itemizes deductions on his Federal Income Tax return and the amount paid for brokerage commissions will be added to a participant's tax basis for the shares purchased.

     DISPOSITIONS OF COMMON STOCK UNDER THE PLAN: No taxable income will be realized upon a participant's receipt of certificates for whole shares of Common Stock acquired under the Plan. Gain or loss may be recognized by a participant when shares are sold or otherwise disposed of in a taxable exchange, whether by the Administrator on behalf of the participant, or by the participant upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for the shares and his tax basis in such shares. A participant must also recognize gain or loss upon receipt of a cash payment for a fractional share equivalent credited to the participant's account upon termination of participation in, or termination of, the Plan. The amount of gain or loss will be the difference between the amount that the participant received for the fractional share equivalent, and the tax basis thereof.

     PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER DISPOSITION OF COMMON STOCK ACQUIRED UNDER THE PLAN. PARTICIPANTS SHOULD ALSO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS ON THEIR PARTICIPATION IN THE PLAN.

                                 USE OF PROCEEDS

     The Corporation does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. The net proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including without limitation, investments in and advances to the Corporation's bank subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. Shares purchased from the Corporation will provide additional funds to the Corporation. Shares purchased in market transactions will provide no new funds to the Corporation.

                                     EXPERTS

     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting. Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditor reports, which financial statements and schedules will have been audited to the extent and for the period set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL OPINION

     A legal opinion to the effect that the shares of Common Stock offered hereby, upon their issuance or sale in accordance with the terms of the Plan, shall be validly issued, fully paid and non-assessable, has been rendered by the firm of Phillips, Gardill, Kaiser & Altmeyer.

                                 INDEMNIFICATION

     Under provisions of the Corporation's Bylaws, a director or officer, whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit, or proceeding, to which he may be made a party by reason of his being or having been a director of officer of the
Corporation,  or any  other  company  which  he  served  at the  request  of the
Corporation, to the extent and under the terms and conditions provided in the West Virginia Corporation Act, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law. With respect to possible indemnification of directors, officers and controlling persons of the Corporation for liabilities arising under the Securities Act of 1933 pursuant to such provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission under the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1998; (b) quarterly report on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999; (c) Corporation's Current Report on Form 8-K dated June 17, 1999; (d) Corporation's Current Report on Form 8-K dated May 7, 1999; (e) Corporation's Registration Statement on Form S-4 filed with the Commission on March 12, 1999, including the description of the Corporation's Common Stock set forth therein; (f) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and (g) the Proxy Statement dated April 17, 1996, whereby the Amendments to the Dividend Reinvestment Plan were described to shareholders, and any amendments or reports filed for the purpose of updating the description of such Plan.

     All documents ubsequently filed by the Corporation after the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregistered such Common Stock then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement or information contained in a document incorporating or deemed to be incorporated herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          Other expenses of issuance and distribution of the additional shares being registered are as follows:

            SEC registration fee                       4,109.19
            Blue Sky fees and expenses                   500.00
            Printing                                   1,500.00
            Accounting fees and expenses               1,000.00
            Legal fees and expenses                    2,000.00
            Miscellaneous expenses                     1,000.00

            TOTAL                                     10,109.19

     *Previously, the Corporation incurred $13,883.62 in expenses associated with the issuance and distribution of shares pursuant to the Registration Statement on Form S-3, File Number 333-06467, filed on June 20, 1996.

Item 15.  Indemnification of Directors and Officers.

          West Virginia Code 31-1-9, as amended, provides that a corporation may indemnify directors and officers against liabilities that they may incur in such capacities provided that certain standards are met, including good faith and the belief that the particular action taken was in, or not opposed to, the best interests of the corporation. In general, the power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudicated to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which the suit was brought determines, upon application, that despite the adjudication of liability, the officer or director is fairly and reasonably entitled to indemnity for such expenses. Section 31-1-9(c) provides that if the director or officer is successful on the merits or otherwise in the defense of the action, he shall be indemnified. Section 31-1-9(f) provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any articles, bylaws or any contract.

          The    Bylaws   of   the Corporation  provide   for   the    mandatory
indemnification of directors and officers, whether or not then in office, against all costs and expenses reasonably incurred or imposed in connection with or resulting from being or having been a director or officer of the Corporation, or any other company which he served at the request of the Corporation to the extent provided by the West Virginia Code, except in relating to matters as to which a recovery may be obtained by reason of any officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors.

Item 16.  Exhibits.

          The   following   exhibits are   filed   as  part of this Registration
Statement:

   NUMBER                         TITLE                            PAGE NO.

     4.1     Articles of Incorporation of Wesbanco, Inc.,              *
             As Amended  (1)
     4.2     Wesbanco, Inc. Bylaws  (1)                                *
     4.3     Dividend Reinvestment and Stock Purchase Plan             *
             (3)
     4.4     Specimen Certificate of Wesbanco Common Stock             *
             (2)
     5       Legal opinion of Phillips, Gardill, Kaiser &
             Altmeyer
     23.1    Consent of Ernst & Young LLP
     23.2    Consent of  Phillips,  Gardill,  Kaiser &                 *
             Altmeyer  (included  in  Exhibit 5)
     24      Powers of Attorney of certain officers and                *
             directors of the Corporation (incorporated in the Registration Statement)
     99.1    Authorization Form for Participation in the
             Dividend Reinvestment Plan
     99.2    Letter to Shareholders Concerning the Plan

(1)This Exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Corporation on Form S-4 under Registration No. 333-45709 which was filed with the Securities and Exchange Commission on February 6, 1998.

(2)This Exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Corporation on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.

(3) Included in the Prospectus.

Item 17.  Undertakings.

          The undersigned Corporation hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
               (iii) To include any material information  with  respect  to  the plan of distribution not previously disclosed in the Registration Statement or any material change t o such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective a mendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration  by means of a post-effective amendment any
         of  the  securities   being   registered  which  remain unsold  at  the
         termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation, pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission ("Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, at Wheeling, West Virginia, on the 17th day of September, 1999.

                                          WESBANCO, INC.



                                          By: /s/ DENNIS P. YAEGER
                                              ----------------------------------
                                          Dennis P. Yaeger
                                          Executive Vice President and
                                          Chief Operating Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE  PRESENTS  that  each of the  undersigned  directors and/or officers of Wesbanco, Inc. (the "Corporation"), a West Virginia corporation, hereby names and constitutes Edward M. George and James C. Gardill, or either of them acting alone, with full power of substitution, as such person's true and lawful attorney-in-fact to execute in such person's name, place and stead, a Post-Effective Amendment to a Registration Statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of an additional 550,000 shares of the Corporation's Common Stock, par value $2.0833 per share, to be issued in connection with the Corporation's Dividend Reinvestment and Stock Purchase Plan adopted by the Corporation's Board of Directors, and as amended, and to execute in such person's name, place and stead any and all amendments to said Registration Statement.

      And such undersigned persons hereby ratify and confirm all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

      WITNESS the due execution hereof by the following persons in the capacities indicated as of the 17th day of September, 1999.

NAME/SIGNATURE                               CAPACITY
--------------                               --------

/s/ EDWARD M. GEORGE                        Director, President & Chief
----------------------------                  Executive Officer
Edward M. George

/s/ JAMES C. GARDILL                        Director and Chairman of the Board
----------------------------
James C. Gardill


/s/ PAUL M. LIMBERT                         Executive Vice President and
----------------------------                  Chief Financial Officer (Principal
                                              Financial and Accounting Officer)

/s/ JOHN W. KEPNER                          Director
----------------------------
John W. Kepner


/s/ FRANK R. KEREKES                        Director
----------------------------
Frank R. Kerekes


/s/ ROBERT H. MARTIN                        Director
----------------------------
Robert H. Martin


/s/ JAMES G. BRADLEY                        Director
----------------------------
James G. Bradley


/s/ JOAN C. STAMP                           Director
----------------------------
Joan C. Stamp


/s/ JOHN H. CHEFFY                          Director
----------------------------
John H. Cheffy


/s/ JAMES E. ALTMEYER                       Director
----------------------------
James E. Altmeyer


/s/ RICHARD K. RIEDERER                     Director
----------------------------
Richard K. Riederer


/s/ CHRISTOPHER V. CRISS                    Director
----------------------------
Christopher V. Criss


/s/ STEPHEN F. DECKER                       Director
----------------------------
Stephen F. Decker


/s/ ROLAND L. HOBBS                         Director
----------------------------
Roland L. Hobbs


/s/ ERIC NELSON                             Director
----------------------------
Eric Nelson


/s/ REED J. TANNER                          Director
----------------------------
Reed J. Tanner

/s/ FRANK K. ABRUZZINO                      Director
----------------------------
Frank K. Abruzzino


/s/ EARL C. ATKINS                          Director
----------------------------
Earl C. Atkins


/s/ RAY A. BYRD                             Director
----------------------------
Ray A. Byrd


/s/ JAMES D. ENTRESS                        Director
----------------------------
James D. Entress


/s/ CARTER W. STRAUSS                       Director
----------------------------
Carter W. Strauss


/s/ JAMES W. SWEARINGEN                     Director
----------------------------
James W. Swearingen


/s/ WILLIAM E. WITSCHEY                     Director
----------------------------
William E. Witschey


/s/ R. PETERSON CHALFANT                    Director
----------------------------
R. Peterson Chalfant


/s/ ERNEST S. FRAGALE                       Director
----------------------------
Ernest S. Fragale


/s/ LARRY G. JOHNSON                        Director
----------------------------
Larry G. Johnson


/s/ WILLIAM E. MILDREN, JR.                 Director
----------------------------
William E. Mildren, Jr.


/s/ THOMAS J. HANSBERRY                     Director
----------------------------
Thomas J. Hansberry


/s/ ROBERT K. TEBAY                         Director
----------------------------
Robert K. Tebay


/s/ J. CHRISTOPHER THOMAS                   Director
----------------------------
J. Christopher Thomas

                                  EXHIBIT INDEX

   NUMBER                         TITLE                       PAGE NO.

     4.1     Articles of Incorporation of Wesbanco, Inc.,        *
             As Amended  (1)
     4.2     Wesbanco, Inc. Bylaws  (1)                          *
     4.3     Dividend Reinvestment and Stock Purchase Plan       *
             (3)
     4.4     Specimen Certificate of Wesbanco Common Stock       *
             (2)
     5       Legal opinion of Phillips, Gardill, Kaiser &        II-8
             Altmeyer
     23.1    Consent of Ernst & Young LLP                        II-9
     23.2    Consent of Phillips, Gardill, Kaiser &              *
             Altmeyer (included in Exhibit 5)
     24      Powers of Attorney of certain officers and          *
             directors of the Corporation (incorporated in
             the Registration Statement)
     99.1    Authorization Form for Participation in the        II-10
             Dividend Reinvestment Plan
     99.2    Letter to Shareholders Concerning the Plan         II-11

(1) This Exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Corporation on Form S-4 under Registration No. 333-45709 which was filed with the Securities and Exchange Commission on February 6, 1998.

(2) This Exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Corporation on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.

(3) Included in the Prospectus.